UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2025

AGRIFORCE GROWING SYSTEMS, LTD.

(Exact Name of Registrant as Specified in Charter)

British Columbia	001-40578	NA
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800-525 West 8th Avenue Vancouver, BC, Canada	V5Z1C6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 757-0952

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	AGRI	The Nasdaq Capital Market

FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively, the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the Filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward-looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward-looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 8.01 Other Information

On April 25, 2025, AgriForce Growing Systems, Ltd. (the “Company”) reported data regarding its Bitcoin mining operations in its Amendment No. 1 to Registration Statement Statement on Form S-1 filed with the Commission. The information provided is set forth below.

The data presented below regarding the average cost of mining one Bitcoin is preliminary and unaudited, based upon our estimates, and subject to further internal review by management and compilation of actual results. Our closing procedures for the 1st Quarter of 2025 are not yet complete. Our management’s estimates are based upon preliminary information currently available from our business. While we expect that our results will be consistent with these preliminary and unaudited estimates, our actual results may differ materially from these preliminary estimates. This preliminary financial information is not a comprehensive statement of our financial results for this period. Our actual results may differ materially from these estimates due to the completion of our financial closing procedures, final adjustments, and other developments that may arise between now and the time the closing procedures for the quarter are completed. This preliminary financial information should not be viewed as a substitute for our full interim or annual financial statements prepared in accordance with U.S. generally accepted accounting principles. Accordingly, you should not place undue reliance on this preliminary financial information. The preliminary financial information has been prepared by, and is the responsibility of, our management. Marcum LLP, our independent registered public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, Marcum LLP does not express an opinion or any other form of assurance with respect thereto.

Our miners have an average age of three years in all of our facilities and the range is 2.5 years to 3.75 years. Further, statistics on our miners are as follows:

Efficiency: median: 99.86%; mean: 99.58%; range: 99.26 – 99.9%. Our average downtime for scheduled and nonscheduled is 24 hours in a month in the aggregate. This includes activities related to weather and optimization of the power units and miner boards.

As of March 31, 2025, our weighted average cost of one Bitcoin mined is approximately $41,000. Our approximate inputs are as follows:

Alberta:

1 BTC at this site alone will take 112.4 days at an average operating cost of $518.40/day due to low capacity. So, before optimization, the cost for 1 BTC is approximately $58,000 at this site.

Ohio:

We generate 1 BTC every 26 days at this site at a cost of $1,350/day, so the Ohio cost is approximately $36,000/BTC mined.

A weighted average of the two sites puts the total cost of approximately $41,000 per BTC mined. This number is approximated as the operation of these sites has only commenced within the last few months and may vary due to multiple factors including weather conditions, any unforeseen maintenance issues such as glycol buildup in generators and other potential major maintenance issues.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 25, 2025

AGRIFORCE GROWING SYSTEMS, LTD.

By:	/s/ Jolie Kahn
Name:	Jolie Kahn, CEO